UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated ATM Sales Agreement

As previously reported, on April 7, 2025 Incannex Healthcare Inc. (the “Company”) entered into a Sales Agreement with A.G.P./Alliance Global Partners as sales agent for the Company’s “at the market offering” program. On May 27, 2025, the Company entered into an Amended and Restated Sales Agreement (the “Amended and Restated Sales Agreement”) by and among the Company, A.G.P./Alliance Global Partners and Curvature Securities, LLC (“Curvature”) to add Curvature as an additional sales agent (together, the “Sales Agents”) and to make certain conforming changes.

The representations, warranties and covenants contained in the Amended and Restated Sales Agreement were made solely for the benefit of the parties to the Amended and Restated Sales Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Amended and Restated Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Amended and Restated Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission.

The foregoing description of the Amended and Restated Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Sales Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Also on May 27, 2025, the Company filed a prospectus supplement to increase the amount of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable pursuant to the Amended and Restated Sales Agreement, to up to an aggregate of an additional $50,000,000 of Shares. Subject to certain limitations in the Amended and Restated Sales Agreement, agreements with existing investors and compliance with applicable law, the Company has the discretion (and not the obligation) to deliver placement notices to the Sales Agents to sell shares of its common stock at any time throughout the term of the Amended and Restated Sales Agreement. There can be no assurance that the Sales Agents will be able to complete future placements pursuant to the Amended and Restated Sales Agreement, even if instructed to do so. The number of Shares that the Company may ultimately sell under the Amended and Restated Sales Agreement after delivering a placement notice will fluctuate based on a number of factors, including the market price of its common stock during the sales period, the limits it may set in any instruction to sell Shares, and the demand for its common stock during an applicable sales period.

Attached hereto as Exhibit 5.1 to this Current Report is the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the issuance and sale of the Shares.

Warrant Cancellation Letter Agreement

As previously disclosed, on May 15, 2025, the Company entered into letter agreements (the “First Letter Agreements”) with holders (the “Warrant Holders”) of the Company’s Series A warrants to purchase common stock (the “Series A Warrants”), which were previously issued in a private placement on March 10, 2025 pursuant to those certain securities purchase agreements, dated as of March 7, 2025, by and between the Company and each such Warrant Holder (each, a “Securities Purchase Agreement”). The Company has made payment for the cancellation of approximately 50.4% of the issued and outstanding Series A Warrants pursuant to the First Letter Agreements.

On May 27, 2025, the Company entered into additional letter agreements (the “Second Letter Agreements”) with the Warrant Holders for the potential cancellation of the remaining Series A Warrants. Pursuant to the Second Letter Agreements, any aggregate net proceeds (meaning the gross proceeds, less the placement agent fee of 3.0% of the gross proceeds and less certain deal related legal expenses) to the Company in connection with the future sale and issuance of shares of its common stock pursuant to the Amended and Restated Sales Agreement up to approximately $11.3 million received during the period commencing on the date of the Second Letter Agreements and ending the earlier of (i) the date that is 75 days after the date of the Second Letter Agreements and (ii) the fifth calendar day following the first public announcement of topline data from the Phase 2 portion of the RePOSA Phase 2/3 study of IHL-42X, the Company will pay to each Warrant Holder its pro rata portion of such proceeds based on the number of securities purchased by such Warrant Holder pursuant to the Securities Purchase Agreement. In addition to any payments due pursuant to the First Letter Agreements, the Warrant Holders will each be paid their pro rata portion of $1 million from net proceeds previously raised pursuant to the Sales Agreement prior to the date of the Second Letter Agreement. These payments to the Warrant Holders are collectively referred to as the “Warrant Cancellation Payment”.

In consideration of the Warrant Cancellation Payment, the Warrant Holder’s number of Warrant Shares (as defined in the Series A Warrant) would be reduced by a number of shares obtained by dividing the Warrant Cancellation Payment by $2.14, rounded down to the nearest whole share (the “Warrant Cancellation”). The Warrant Cancellation will have the same effect as cancellation of the original Series A Warrant and, to the extent less than the full number of shares subject to each Series A Warrant are ultimately cancelled pursuant to the Second Letter Agreement, Series A Warrant will automatically evidence the lower Warrant Share amount. For example, if the Company were to pay to the Warrant Holders an aggregate of approximately $12.3 million in net proceeds, which would represent the maximum amount payable to all of the Warrant Holders as a Warrant Cancellation Payment pursuant to the Second Letter Agreement, the aggregate number of shares underlying all of the remaining Series A Warrants would be reduced to zero.

The Warrant Holders also waived, among other things, provisions of the Securities Purchase Agreement that prohibit sales pursuant to the Amended and Restated Sales Agreement at a price less than $1.08 per share and certain registration rights for the periods described in the Second Letter Agreements. The Company also agreed to reimpose the registration rights sooner if it failed to make placements pursuant to the Sales Agreement during the period described in the Second Letter Agreement if certain price and volume thresholds described in the Second Letter Agreements were met.

Except as set forth in the Second Letter Agreements, the Company is not obligated to issue or sell any additional shares of its common stock under the Amended and Restated Sales Agreement and there is no assurance that it will choose to or be able to issue or sell its common stock under the Amended and Restated Sales Agreement for a significant amount of net proceeds, if any. There can be no assurance that the remaining Series A Warrants will be cancelled in part or in full.

If the number of shares underlying the Series A Warrants is reduced to zero, then, upon payment of the Warrant Cancellation Payment, each of the Registration Rights, Agreement, Securities Purchase Agreements and Series A Warrant will terminate in their entirety and be of no further force or effect.

The foregoing description of the Second Letter Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Second Letter Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Current Report on Form 8-K, the disclosures set forth in Item 1.01 are hereby incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2025, the Company’s Board of Directors approved an amendment (the “Plan Amendment”) to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) to (x) increase the number of shares authorized for the issuance of awards thereunder by 2,700,000 and (y) to incorporate an evergreen provision to increase the number of shares under the 2023 Plan. The Plan Amendment was approved by the Company’s stockholders at the Special Meeting (as defined below) of the Company held on May 27, 2025, the results of which are reported below in Item 5.07 of this Current Report on Form 8-K.

For a description of the material features of the plan, as amended by the Plan Amendment and as approved by the Company’s stockholders on May 27, 2023, see “Proposal 3” in the proxy statement for the Special Meeting, which description is incorporated herein by reference.

The foregoing description of the Plan Amendment and the description of the Plan Amendment contained in the proxy statement are each qualified in their entirety by reference to the full text of the Plan Amendment, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed below, at the Special Meeting of Stockholders (the “Special Meeting”) of the Company held on May 27, 2025, the Company’s stockholders approved certain amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). On May 27, 2025, the Company filed with the Secretary of State of the State of Delaware an amendment to the Certificate of Incorporation to increase the authorized shares of common stock of the Company from 100,000,000 shares to 800,000,000 shares and (the “Certificate of Amendment”).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2025, at 12:30 p.m. Eastern Time, the Company held the Special Meeting in virtual format. Of the Company’s 27,546,753 shares of common stock issued and outstanding and eligible to vote as of the record date of April 21, 2025, a quorum of 16,552,641 shares, or approximately 60% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2025. The following actions were taken at the Special Meeting:

Proposal 1

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of up to an aggregate of 347,222,700 shares of the Company’s common stock underlying the Series A Warrants issued in connection with a private placement and sale of the Company’s securities that was consummated on March 10, 2025, and certain provisions of the Series A Warrants.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
5,949,821	914,171	1,604	0

Proposal 2

Approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 100,000,000 shares to 800,000,000 shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
15,632,006	919,631	1,004	0

Proposal 3

Approval of a proposed amendment to the Company’s 2023 Plan to (x) increase the number of shares authorized for the issuance of awards thereunder by 2,700,000 and (y) to incorporate an evergreen provision to increase the number of shares under the 2023 Plan in future years.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
15,156,140	1,392,646	3,855	0

Proposal 4

Approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-2 and not greater than 1-for-50 (the “Reverse Stock Split”), with the exact ratio to be set within that range at the sole discretion of the Company’s Board of Directors and with the Company’s Board of Directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by the stockholders in its sole discretion.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,154,165	396,263	2,213	0

Proposal 5

Approval of any postponement or adjournment of the Special Meeting, from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the proposals set forth above or to establish a quorum.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,646,809	905,057	775	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1+	Amended and Restated Sales Agreement, dated May 27, 2025, by and among Incannex Healthcare Inc., A.G.P./Alliance Global Partners and Curvature Securities, LLC
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Incannex Healthcare Inc., dated May 27, 2025.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Form of Second Letter Agreement.
10.2	Amendment No. 1 to Incannex Healthcare Inc. 2023 Equity Incentive Plan.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: May 28, 2025	/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President